Exhibit (n)(5)

POWER OF ATTORNEY

The undersigned officers and/or directors of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”), do hereby constitute and appoint Rajneesh Vig, Chief Executive Officer, Chairman of the Board and Director of the Company, and Erik L. Cuellar, Chief Financial Officer of the Company, as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common stock, preferred stock, debt securities, warrants and subscription rights, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 22nd day of May 2024.

/s/ John R. Baron	/s/ Karen L. Leets
John R. Baron	Karen L. Leets
Director	Director

/s/ Maureen K. Usifer
Maureen K. Usifer Director

The undersigned hereby accepts appointment as attorney-in-fact as of this 22nd day of May, 2024.

/s/ Rajneesh Vig	/s/ Erik L. Cuellar
Rajneesh Vig	Erik L. Cuellar
Chief Executive Officer, Chairman of the Board and Director (principal executive officer)	Chief Financial Officer (principal financial and accounting officer)